Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Nine Energy Service, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Other (2)	3,900,000	$0.83 (2)	$3,237,000.00	$ 153.10 per $1,000,000	$495.59

Total Offering Amounts					$3,237,000.00		$495.59

Total Fee Offsets							$0.00

Net Fee Due							$495.59

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Nine Energy Service, Inc. issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act; this price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 1, 2025.